UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/21/2006

AMERICREDIT CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  001-10667

TX	752291093
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, TX 76102
(Address of principal executive offices, including zip code)

(817)302-7165
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On August 17, 2006, AmeriCredit Financial Services, Inc. ("AmeriCredit"), a wholly owned subsidiary of AmeriCredit Corp., entered into an amendment with Barclays Bank PLC concerning its $500 million Repurchase Trust warehouse credit facility. The Repurchase Trust warehouse credit facility is a revolving warehouse line of credit under which AmeriCredit may finance automobile retail installment sales contract receivables that meet certain eligibility requirements and under which AmeriCredit services the receivables. Under this facility, AmeriCredit sells eligible receivables to a special purpose subsidiary, which in turn pledges the receivables as collateral for its borrowings under the facility. The amendment extended the commitment termination date from August 17, 2006 through August 16, 2007. The amendment also increased the facility limit from $500 million to $600 million for the period of August 17, 2006 through February 17, 2007, and for the period from February 18, 2007 through the commitment termination date, the facility limit will revert to $500 million. A copy of the amendment is filed herewith as an exhibit to this Form 8-K.

Affiliates of Barclays Bank PLC have also performed investment banking and advisory services for AmeriCredit from time to time to which they have received customary fees and expenses.

Item 9.01.    Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

        None.

(b)        Pro-forma Financial Information

        None.

(c)         Exhibits

        The following exhibits are filed herewith:

Exhibit

Number        Description

99.1        Amendment No. 8, dated August 17, 2006, to the Security Agreement, dated August 19, 2004, among Sheffield Receivables Corporation, AmeriCredit Repurchase Trust, AmeriCredit Financial Services, Inc., AFS Warehouse Corp. and Wells Fargo Bank, National Association

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICREDIT CORP

Date: August 21, 2006	By:	/s/ CHRIS A. CHOATE
CHRIS A. CHOATE
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
EX-99.1
Amendment No. 8, dated August 17, 2006, to the Security Agreement, dated August 19, 2004, among Sheffield Receivables Corporation, AmeriCredit Repurchase Trust, AmeriCredit Financial Services, Inc., AFS Warehouse Corp. and Wells Fargo Bank, National Assn